MPLX LP
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Set forth below are the unaudited pro forma consolidated statements of income for each of the years in the three-year period ended December 31, 2015 and the unaudited pro forma consolidated balance sheet as of December 31, 2015, together with the notes to the unaudited pro forma consolidated financial statements, of MPLX LP, that give effect to the acquisition of Hardin Street Marine LLC ("HSM"). The unaudited pro forma consolidated financial statements have been prepared based on the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 with certain pro forma adjustments made to those financial statements as further discussed below. The pro forma consolidated financial statements should be read in conjunction with such historical consolidated financial statements, including the related financial statement notes. Unless otherwise stated or the context otherwise indicates, all references to “MPLX”, “the Partnership”, “we”, “our”, “us”, or similar expressions refer to MPLX LP, including its consolidated subsidiaries. References to "MPC", refer to Marathon Petroleum Corporation and its subsidiaries, other than the Partnership.
Pursuant to a Membership Interests Contribution Agreement entered into on March 14, 2016 (the "Contribution Agreement"), the Partnership agreed to acquire from MPC for equity consideration valued at approximately $600 million (the "Equity Consideration"), all of the limited liability company interests of HSM, through a series of intercompany contributions (the "Acquisition"). In exchange for all of the limited liability company interests of HSM, the Partnership issued the Equity Consideration of (i) 22,534,002 common units representing limited partner interests in the Partnership ("Common Units") and (ii) 459,878 general partner units to our general partner to maintain is two percent general partner interest in the Partnership. The Acquisition closed on March 31, 2016 and the fair value of the Common Units and general partner units issued was $669 million and $14 million, respectively. In connection with the Acquisition, the Partnership and its subsidiaries assumed various agreements with MPC contemplated by the Contribution Agreement, which provide for, among other items, a fixed annual payment to MPC for the provision of executive management services by certain executive officers of the general partner and the Partnership's reimbursement of MPC for the provision of certain general and administrative services.
HSM owns and operates 18 boats (i.e., towing vessels), 205 barges and third-party chartered equipment for the transportation of crude oil, feedstocks, refined products and other hydrocarbon-based products to and from refineries and terminals owned by MPC, which are primarily located in the Midwest and Gulf Coast regions of the United States. HSM's primary locations include Findlay, Ohio, Catlettsburg, Kentucky and Garyville, Louisiana. HSM has a maintenance and repair facility (“MRF”) that is a full service marine shipyard located on the Ohio River, adjacent to MPC’s Catlettsburg, Kentucky refinery and Kenova, West Virginia terminal. The MRF is responsible for the preventive, routine and unplanned maintenance of boats, barges and local terminal facilities. Additionally, the MRF provides barge cleaning services and maintains the purchasing/warehousing required for vessel operations.
The Partnership owns all of HSM and began receiving fees for services provided by HSM commencing on April 1, 2016. Pursuant to terms of the transportation, management and employee services agreements, the Partnership reimburses MPC for providing certain services to us in support of HSM.
The assets of HSM are recorded at historical cost as the Acquisition is among entities under common control. The pro forma adjustments are based on currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma amounts. However, our management believes the assumptions are reasonable for presenting the significant effects of the Acquisition and that the pro forma adjustments give appropriate effect to those assumptions, are factually supportable and are properly applied in the unaudited pro forma consolidated financial statements.
The unaudited pro forma consolidated financial statements have been prepared as if the Acquisition had taken place as of January 1, 2013 in the case of the unaudited pro forma consolidated statements of income for each of the years in the three-year period ended December 31, 2015 and in the case of the unaudited pro forma consolidated balance sheet as of December 31, 2015. On December 4, 2015, MarkWest Energy Partners, L.P. ("MWE") merged with a wholly-owned subsidiary of MPLX (the "MarkWest Merger"). The operating results of MWE for the period of December 4, 2015 through December 31, 2015, are included in the MPLX LP historical consolidated statement of income for the year ended December 31, 2015. The unaudited pro forma consolidated statement of income for the year ended December 31, 2015 has been prepared to reflect the MarkWest Merger as of January 1, 2015.

MPLX LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2015

(In millions, except per unit data)	MPLX LP Historical	MWE Historical (Note 4)	MWE Pro Forma Adjustments		HSM Historical (Note 5)	HSM Pro Forma Adjustments		MPLX LP Pro Forma
Revenues and other income:
Service revenue	$130	$880	$(8)	(a)	$—	$—		$1,002
Service revenue from related parties	465	—	—		128	—		593
Rental income	20	251	(3)	(a)	—	—		268
Rental income from related parties	16	—	—		85	—		101
Product sales	36	597	(7)	(b)	—	—		626
Product sales to related parties	1	—	7	(b)	—	—		8
Other income	8	11	(7)	(c)(d)	1	—		13
Other income-related parties	27	—	—		44	—		71
Total revenues and other income	703	1,739	(18)		258	—		2,682
Costs and expenses:
Cost of revenues (excludes items below)	167	298	—		58	—		523
Purchased product costs	20	427	(7)	(e)	—	—		440
Rental expenses	5	51	—		—	—		56
Purchases from related parties	102	—	—		64	—		166
Depreciation and amortization	89	521	(59)	(f)(g)	27	—		578
Impairment expense	—	26	—		—	—		26
General and administrative expenses	104	185	(92)	(h)(i)	14	—		211
Other taxes	10	—	—		3	—		13
Total costs and expenses	497	1,508	(158)		166	—		2,013
Income from operations	206	231	140		92	—		669
Debt retirement expense	—	118	—	(j)	—	—		118
Interest expense	35	189	(1)	(k)	—	—		223
Other financial costs	12	6	18	(j)(l)	—	—		36
Income (loss) before income taxes	159	(82)	123		92	—		292
Provision (benefit) for income taxes	2	(18)	7	(m)	(1)	2	(p)	(8)
Net income (loss)	157	(64)	116		93	(2)		300
Less: Net income attributable to noncontrolling interests	1	67	(13)	(n)	—	—		55
Net income (loss) attributable to MPLX LP	156	(131)	129		93	(2)		245
Less: General partner’s interest in net income attributable to MPLX LP	57		43	(o)		10	(q)	110
Limited partners’ interest in net income attributable to MPLX LP	$99		$(45)			$81		$135

Per Unit Data (Note 3)
Net income attributable to MPLX LP per limited partner unit:
Common - basic	$1.23							$0.46
Common - diluted	1.22							0.44
Subordinated - basic and diluted	0.11							—
Weighted average limited partner units outstanding:
Common - basic	79		192			23		294
Common - diluted	80		202			23		305
Subordinated - basic and diluted	18		—			—		18

See Notes to the Unaudited Pro Forma Consolidated Financial Statements.

MPLX LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2014

(In millions, except per unit data)	MPLX LP Historical	HSM Historical (Note 5)	HSM Pro Forma Adjustments		MPLX LP Pro Forma
Revenues and other income:
Service revenue	$69	$1	$—		$70
Service revenue from related parties	436	226	(11)	(r)	651
Rental income from related parties	15	—	—		15
Other income	5	1	—		6
Other income - related parties	23	17	31	(s)	71
Total revenues and other income	548	245	20		813
Costs and expenses:
Cost of revenues (excludes items below)	144	83	—		227
Rental expenses	1	—	—		1
Purchases from related parties	98	56	—		154
Depreciation and amortization	50	25	—		75
General and administrative expenses	65	16	—		81
Other taxes	7	3	—		10
Total costs and expenses	365	183	—		548
Income from operations	183	62	20		265
Interest expense	4	—	—		4
Other financial costs	1	—	—		1
Income before income taxes	178	62	20		260
Provision for income taxes	—	1	—		1
Net income	178	61	20		259
Less: Net income attributable to noncontrolling interests	57	—	—		57
Net income attributable to MPLX LP	121	61	20		202
Less: General partner’s interest in net income attributable to MPLX LP	6		3	(q)	9
Limited partners’ interest in net income attributable to MPLX LP	$115		$78		$193

Per Unit Data (Note 3)
Net income attributable to MPLX LP per limited partner unit:
Common - basic	$1.55				$1.78
Common - diluted	1.55				1.78
Subordinated - basic and diluted	1.50				1.75
Weighted average limited partner units outstanding:
Common - basic	37		23		60
Common - diluted	37		23		60
Subordinated - basic and diluted	37		—		37

See Notes to the Unaudited Pro Forma Consolidated Financial Statements.

MPLX LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2013

(In millions, except per unit data)	MPLX LP Historical	HSM Historical (Note 5)	HSM Pro Forma Adjustments		MPLX LP Pro Forma
Revenues and other income:
Service revenue	$79	$—	$—		$79
Service revenue from related parties	369	217	(9)	(r)	577
Rental income from related parties	15	—	—		15
Other income	4	1	—		5
Other income - related parties	19	9	30	(s)	58
Total revenues and other income	486	227	21		734
Costs and expenses:
Cost of revenues (excludes items below)	135	65	—		200
Rental expenses	1	—	—		1
Purchases from related parties	95	56	—		151
Depreciation and amortization	49	21	—		70
General and administrative expenses	53	16	—		69
Other taxes	6	3	—		9
Total costs and expenses	339	161	—		500
Income from operations	147	66	21		234
Other financial costs	1	—	—		1
Income before income taxes	146	66	21		233
Provision for income taxes	—	1	—		1
Net income	146	65	21		232
Less: Net income attributable to noncontrolling interests	68	—	—		68
Net income attributable to MPLX LP	78	65	21		164
Less: General partner’s interest in net income attributable to MPLX LP	2		1	(q)	3
Limited partners’ interest in net income attributable to MPLX LP	$76		$85		$161

Per Unit Data (Note 3)
Net income attributable to MPLX LP per limited partner unit:
Common - basic	$1.05				$1.57
Common - diluted	1.05				1.57
Subordinated - basic and diluted	1.01				1.57
Weighted average limited partner units outstanding:
Common - basic	37		23		60
Common - diluted	37		23		60
Subordinated - basic and diluted	37		—		37

See Notes to the Unaudited Pro Forma Consolidated Financial Statements.

MPLX LP
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2015

(In millions)	MPLX LP Historical	HSM Historical (Note 5)	HSM Pro Forma Adjustments		MPLX LP Pro Forma
Assets
Current assets:
Cash and cash equivalents	$43	$—	$—		$43
Receivables, net	244	—	—		244
Receivables from related parties	88	99	(77)	(u)	110
Inventories	49	3	—		52
Other current assets	50	—	—		50
Total current assets	474	102	(77)		499
Equity method investments	2,458	—	—		2,458
Property, plant and equipment, net	9,683	314	—		9,997
Intangibles, net	466	—	—		466
Goodwill	2,559	11	—		2,570
Long-term receivables from related parties	25	—	—		25
Other noncurrent assets	12	—	—		12
Total assets	$15,677	$427	$(77)		$16,027
Liabilities
Current liabilities:
Accounts payable	$89	$2	$—		$91
Accrued liabilities	186	1	—		187
Payables to related parties	47	7	—		54
Deferred revenue - related parties	32	—	—		32
Accrued property, plant and equipment	166	2	—		168
Accrued taxes	26	1	—		27
Accrued interest payable	54	—	—		54
Other current liabilities	12	—	—		12
Total current liabilities	612	13	—		625
Long-term deferred revenue	4	—	—		4
Long-term deferred revenue - related parties	9	—	—		9
Long-term debt	5,255	—	—		5,255
Deferred income taxes	377	1	(5)	(t)	373
Deferred credits and other liabilities	166	—	—		166
Total liabilities	6,423	14	(5)		6,432
Commitments and contingencies
Equity
Common unitholders - public	7,691	—	—		7,691
Class B unitholders	266	—	—		266
Common unitholder - MPC	465	—	669	(v)	1,134
General partner - MPC	819	—	(328)	(t)(u)(v)(w)	491
Net investment	—	413	(413)	(x)	—
Total MPLX LP partners’ capital	9,241	413	(72)		9,582
Noncontrolling interest	13	—	—		13
Total equity	9,254	413	(72)		9,595
Total liabilities and equity	$15,677	$427	$(77)		$16,027

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

MPLX LP
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Except as noted within the context of each footnote, the dollar amounts presented in the tabular data within these footnotes are stated in millions of dollars.

1. Basis of Pro Forma Presentation

The accompanying unaudited pro forma consolidated financial information is intended to reflect the impact of the Acquisition on MPLX's consolidated financial statements and presents the pro forma consolidated financial position and results of operations of MPLX based on the historical financial statements of MPLX and HSM, incorporated by reference in this Current Report on Form 8-K/A, after giving effect to the Acquisition and pro forma adjustment as described in these notes. Pro forma adjustments are included only to the extent they are (i) directly attributable to the Acquisition, (ii) factually supportable and, (iii) with respect to the unaudited pro forma consolidated statements of income, expected to have a continuing impact on the consolidated results. Certain items included in the historical consolidated financial statements of MPLX and HSM were not adjusted for in these unaudited pro forma consolidated financial statements, as they were not directly related to the transaction, including (i) debt refinancing and other historical changes to the capital structures and (ii) acquisitions of additional interests in consolidated entities.

The unaudited pro forma consolidated balance sheet as of December 31, 2015 has been prepared to give effect to the Acquisition as if it had occurred on December 31, 2015. The unaudited pro forma consolidated statements of income for the three-year period ended December 31, 2015, have been prepared to give effect to the Acquisition as if it had occurred on January 1, 2013. The unaudited pro forma consolidated statement of income for the year ended December 31, 2015 has been prepared to reflect MPLX's acquisition of MWE as of January 1, 2015.

2. Pro Forma Adjustments to the Unaudited Consolidated Financial Statements

Acquisition of MarkWest Energy Partners, L.P.

MWE has a 60% legal ownership interest in MarkWest Utica EMG, L.L.C. ("MarkWest Utica EMG"). MarkWest Utica EMG's inability to fund its planned activities without subordinated financial support qualify it as a variable interest entity. The financing structure for MarkWest Utica EMG at its inception resulted in a de-facto agent relationship under which MWE was deemed to be the primary beneficiary of MarkWest Utica EMG. Therefore, MWE consolidated MarkWest Utica EMG in its historical financial statements. In the fourth quarter of 2015, based on economic conditions and other pertinent factors, the accounting for its investment in MarkWest Utica EMG was re-assessed. As of December 4, 2015, the entity has been deconsolidated. For purposes of the unaudited pro forma consolidated statement of income for the year ended December 31, 2015, MarkWest Utica EMG has been consolidated for the period prior to December 4, 2015 consistent with its treatment in the historical period presented.

A summary of the amounts included in the historical financial statement of MWE for the period from January 1, 2015, through December 3, 2015, related to MarkWest Utica EMG are as follows:

Period Ended December 3, 2015
Revenues and other income	$152
Cost of revenues, excluding depreciation and amortization	27
Depreciation and amortization	61
Net income attributable to noncontrolling interests	64
Net income (loss)	(5)

EMG Utica, LLC ("EMG Utica"), our joint venture partner in MarkWest Utica EMG, received a special non-cash allocation of income of approximately $41 million for the period from January 1, 2015 through December 3, 2015. Net income of MWE would not have changed had MarkWest Utica EMG been deconsolidated for the period from January 1, 2015 through December 3, 2015.

(a)
Adjustment to reflect the write-off of MWE's deferred revenue as of January 1, 2015 and removal of the related recognition of this deferred revenue in 2015. This deferred revenue is associated with reimbursable projects that do not represent legal obligations and therefore have no fair value. The unaudited pro forma consolidated statement of income adjustment reflects a decrease in service revenue and rental income of $8 million and $3 million, respectively, for the year ended December 31, 2015.

(b)	Adjustment to reflect the activity between MWE and MPC as related party transactions. The activity primarily consisted of MPC purchasing feedstock for its refineries from MWE.

(c)
As of December 3, 2015, MWE owned a 55% ownership interest in MarkWest Utica EMG Condensate L.L.C. ("Utica Condensate"). In connection with the MarkWest Merger, MWE purchased the remaining 45% interest in Utica Condensate for $83 million. Utica Condensate's business is conducted solely through its 60% ownership of Ohio Condensate Company, L.L.C. ("Ohio Condensate"). The owner of the remaining 40% interest in Ohio Condensate has certain participatory rights and as a result Ohio Condensate has been and will continue to be accounted for as an equity method investment. The unaudited pro forma consolidated statement of income adjustment reflects an additional equity loss of approximately $2 million for the period from January 1, 2015 to December 3, 2015, to reflect MWE's increased ownership of Utica Condensate as a result of the above.

(d)
Adjustment to decrease income from equity method investments by approximately $5 million for the year ended December 31, 2015, to reflect the amortization of portions of the $113 million incremental fair value adjustment to equity method investments that was allocated to definite lived assets.

(e)	Adjustment of $7 million for the year ended December 31, 2015, to reflect the elimination of the unrealized loss associated with MWE's accounting for the inception value of an embedded derivative.

(f)
Adjustment to reflect the net decrease in depreciation expense of $86 million for the year ended December 31, 2015, as a result of the MarkWest Merger. Although the step-up value of the assets generated additional depreciation expense, the useful lives of certain MWE asset classes were conformed to the lives for the same major asset classes per MPLX's accounting policy resulting in a decrease in depreciation expense. The fair value of the acquired property, plant and equipment is being depreciated over a remaining weighted average period of approximately 27 years in the unaudited pro forma consolidated statement of income.

(g)
Adjustment to reflect the increase in amortization expense for the year ended December 31, 2015, related to the fair values of the intangibles acquired in the MarkWest Merger. Additionally, this adjustment reflects the amortization of the fair value of MarkWest Utica EMG's intangibles being reported as consolidated intangible assets for the period from January 1, 2015 through December 3, 2015. The fair values of the intangibles are being amortized over a remaining estimated useful life range between 11 and 25 years based on the utilization of the assets. The tables below reflect the change in amortization expense over the periods presented as a result of the MarkWest Merger.

	Estimated Fair Value	Useful Lives (in years)
Intangibles, net	$1,306	11-25

Period Ended December 3, 2015
Reversal of amortization recorded at MWE	$(61)
Amortization expense based on new book value	88
Change in amortization expense of intangibles	$27

(h)
Adjustment to reflect the elimination of approximately $90 million of acquisition-related costs and approximately $4 million of costs related to the exchange of MWE senior notes for the year ended December 31, 2015.

(i)
Adjustment to increase general and administrative expenses by approximately $2 million for the year ended December 31, 2015, for retention awards granted to certain MWE employees. The fair value of the retention awards will be recognized ratably over the post-acquisition service period of three years.

(j)
Adjustment to amortize the fair value adjustment for the MWE debt assumed by MPLX. The amortization of the fair value adjustment results in an increase in other financial costs of approximately $24 million for the year ended December 31, 2015. In conjunction with MWE's June 2015 redemption of debt, a loss on extinguishment of approximately $118 million was recorded in its historical financial statements, which has not been adjusted in the unaudited pro forma consolidated statement of income for the year ended December 31, 2015.

(k)	Adjustment to reflect reduced interest expense of $1 million for the year ended December 31, 2015 related to the fair value adjustment of the financing arrangement liability assumed by MPLX.

(l)	Adjustment to decrease other financial costs to remove costs of approximately $6 million related to the exchange of MWE senior notes and MWE credit facility.

(m)
MWE is not a taxable entity for federal income tax purposes. As such, MWE does not directly pay federal income tax. MarkWest Hydrocarbon, Inc. ("MarkWest Hydrocarbon"), a wholly-owned subsidiary of MWE, is a tax paying entity for both federal and state purposes. In addition to paying tax on its own earnings, MarkWest Hyrdocarbon recognizes a tax provision or benefit on its proportionate share of MWE income or loss resulting from MarkWest Hydrocarbon's ownership interest in MWE. For financial reporting purposes, such income or loss is eliminated in consolidation. As a result of the MarkWest Merger, MarkWest Hydrocarbon will also recognize a tax provision or benefit on its proportionate share of MPLX income or loss in a similar manner. The unaudited pro forma consolidated statement of income reflects a provision for income tax adjustment of $7 million for the year ended December 31, 2015.

(n)	Adjustment to net income attributable to noncontrolling interests to reflect the effect of certain pro forma adjustments.

(o)
Adjustment to reflect the net income attributable to the general partner, including distributions related to the general partner's incentive distribution rights ("IDRs"), to give effect to the MarkWest Merger. The adjustment reflects the combined MPLX and MWE historical cash distributions allocated per the terms of MPLX's partnership agreement.

Acquisition of Hardin Street Marine LLC

(p)	Adjustment to recognize MarkWest Hydrocarbon's tax provision on its proportionate share of HSM's incremental income of $2 million. Refer to Note 2 (m) for further details.

(q)
Adjustment to reflect the net income attributable to the general partner, including distributions related to the general partner's IDRs, to give effect to the Acquisition. The adjustment reflects the combined MPLX and HSM historical cash distributions allocated per the terms of MPLX's partnership agreement.

(r)
Adjustment to reflect the revenues associated with the HSM's transportation services agreement with MPC, which was effective on January 1, 2015, as if the agreement was effective January 1, 2013. Revenues were calculated using the day rates included in the schedules of the agreement. The decrease is primarily due to the terms in the transportation services agreement.

(s)	Adjustment to reflect the revenues associated with the HSM's management services agreement with MPC, which was effective on January 1, 2015, as if the agreement was effective January 1, 2013.

(t)
The deferred income tax component relates to the change in the temporary book to tax difference in the carrying amount of MarkWest Hydrocarbon’s investment in MWE. Adjustment reflects the impact of HSM as a $5 million decrease to deferred tax liabilities and an increase to general partner - MPC equity.

(u)
Adjustment to reflect the termination of HSM's participation in MPC's cash management services agreement. As a result of the termination, per the Contribution Agreement, HSM's loans receivable from related parties balance is eliminated and HSM distributes all such cash received to MPC. This distribution from HSM is reflected in general partner's equity.

(v)
Adjustment to reflect the issuance of 22,534,002 Common Units and 459,878 general partner units to MPC in connection with the Acquisition. Pro forma equity adjustments include increases to common unitholder - MPC and general partner - MPC of $669 million and $14 million, respectively, for total fair value consideration of approximately $683 million as of March 31, 2016.

(w)
The Partnership recorded its acquired interest in HSM at its historical carrying value and the excess consideration paid over the historical carrying value as a decrease to general partner equity. The unaudited pro forma consolidated balance sheet reflects a decrease in general partner - MPC equity of $270 million; which reflects $683 million total fair value consideration less HSM's historical carrying value of $413 million.

(x)	Adjustment to reflect the elimination of MPC's net investment in HSM at December 31, 2015, of $413 million.

3. Pro Forma Net Income per Limited Partner Unit

The pro forma basic and diluted net income per limited partner unit is determined by dividing the limited partners' interests in pro forma net income attributable to MPLX by the weighted-average number of common units outstanding for the period. As there is more than one class of participating securities, the two-class method is used when calculating the net income per unit applicable to limited partners. The classes of securities in the calculation include common units, class B units, subordinated units, general partner units, certain equity-based compensation awards and IDRs. Presented in the tables below, all newly issued units in connection with the Acquisition, and the MarkWest Merger for the year ended December 31, 2015, were assumed to have been outstanding for the entire period, net income attributable to the general partner, IDRs and limited partners was adjusted per the pro forma adjustments and the pro forma basic and diluted weighted average number of common units equals the actual weighted average number of common units outstanding for the years ended December 31, 2015, 2014 and 2013, plus the amount of assumed newly issued units.

(in millions; except exchange ratio)	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013
MWE weighted average common units
outstanding - basic	176	—	—
MarkWest Merger exchange ratio	1.09	—	—
	192	—	—
Common Units per the Contribution Agreement - basic	23	23	23
MPLX weighted average common units
outstanding - basic	79	37	37
Pro forma MPLX weighted average common
units outstanding - basic	294	60	60

MWE weighted average common units
outstanding - diluted	186	—	—
MarkWest Merger exchange ratio	1.09	—	—
	202

Common Units per the Contribution Agreement - diluted	23	23	23
MPLX weighted average common units
outstanding - diluted	80	37	37
Pro forma MPLX weighted average common
units outstanding - diluted	305	60	60

	December 31, 2015
(in millions; except per unit data)	General Partner	Limited Partners' Common Units	Limited Partners' Subordinated Units	Total
Basic and diluted earnings per unit:
Allocation of earnings:
Income attributable to MPLX LP				$245
Income allocate to participating securities				1
Income available to unitholders				$244

Pro forma distributions declared (including IDRs)	$119	$542	$31	$692
Pro forma distributions greater than net income
attributable to MPLX LP	(9)	(408)	(31)	(448)
Net income attributable to MPLX LP
unitholders - basic	$110	$134	$—	$244

Pro forma weighted average units outstanding - basic		294	18
Pro forma weighted average units outstanding - diluted		305	18
Pro forma net income attributable to MPLX LP per
Limited partner unit - basic		$0.46	$—
Pro forma net income attributable to MPLX LP per
Limited partner unit - diluted		$0.44	$—

	December 31, 2014
(in millions; except per unit data)	General Partner	Limited Partners' Common Units	Limited Partners' Subordinated Units	Total
Basic and diluted earnings per unit:
Allocation of earnings:
Income attributable to MPLX LP				$202
Income allocate to participating securities				—
Income available to unitholders				$202

Pro forma distributions declared (including IDRs)	$8	$86	$52	$146
Pro forma distributions less than net income
attributable to MPLX LP	24	20	12	56
Net income attributable to MPLX LP
unitholders - basic	$32	$106	$64	$202

Pro forma weighted average units outstanding - basic		60	37
Pro forma weighted average units outstanding - diluted		60	37
Pro forma net income attributable to MPLX LP per
Limited partner unit - basic		$1.78	$1.75
Pro forma net income attributable to MPLX LP per
Limited partner unit - diluted		$1.78	$1.75

	December 31, 2013
(in millions; except per unit data)	General Partner	Limited Partners' Common Units	Limited Partners' Subordinated Units	Total
Basic and diluted earnings per unit:
Allocation of earnings:
Income attributable to MPLX LP				$164
Income allocate to participating securities				—
Income available to unitholders				$164

Pro forma distributions declared (including IDRs)	$3	$69	$43	$115
Pro forma distributions less than net income
attributable to MPLX LP	10	24	15	49
Net income attributable to MPLX LP
unitholders - basic	$13	$93	$58	$164

Pro forma weighted average units outstanding - basic		60	37
Pro forma weighted average units outstanding - diluted		60	37
Pro forma net income attributable to MPLX LP per
Limited partner unit - basic		$1.57	$1.57
Pro forma net income attributable to MPLX LP per
Limited partner unit - diluted		$1.57	$1.57
4. The MWE Historical Financial Statements
The historical consolidated statement of income of MWE was derived from the consolidated financial statements included in MWE's Quarterly Report on Form 10-Q for the period ended September 30, 2015 and internal results for the period from October 1, 2015 through December 3, 2015. The MWE historical consolidated statement of income as presented includes the following reclassifications to conform to MPLX's financial statement presentation.

	MWE Historical	MWE Historical as presented
Statement of Income for the period ended December 3, 2015
Service revenue	$1,131	$880
Rental income	—	251
Derivative gain (loss)	$25	$—
Product sales	572	597
Income from equity method investments	$17	$—
Other income (loss)	(6)	11
Facility expenses	$347	$—
Derivative loss related to facility expenses	2	—
Cost of revenues (excludes items below)	—	298
Rental expenses	—	51
Derivative gain related to purchased product costs	$(2)	$—
Purchased product costs	429	427
Depreciation	$462	$—
Amortization of intangible assets	58	—
Accretion of asset retirement obligations	1	—
Depreciation and amortization	—	521

5. The HSM Historical Financial Statements

The historical financial statement information of HSM was derived from the financial statements as of December 31, 2015 and 2014 and for the three-year period ended December 31, 2015, incorporated by reference into this Current Report on Form 8-K/A. The HSM historical financial information as presented includes the following reclassifications to conform to MPLX's financial statement presentation.

	HSM Historical	HSM Historical as presented
Statement of Income for the year ended December 31, 2015
Sales to related parties	$213	$—
Service revenue from related parties	—	128
Rental income from related parties	—	85
Depreciation	$27	$—
Depreciation and amortization	—	27
Statement of Income for the year ended December 31, 2014
Sales and other operating revenues	$1	$—
Service revenue	—	1
Sales to related parties	$226	$—
Service revenue from related parties	—	226
Net gain on disposal of assets	$0.3	$—
Other income	0.4	1
Depreciation	$25	$—
Depreciation and amortization	—	25
Statement of Income for the year ended December 31, 2013
Sales to related parties	$217	$—
Service revenue from related parties	—	217
Net gain on disposal of assets	$0.2	$—
Other income	0.4	1
Depreciation	$21	$—
Depreciation and amortization	—	21

	HSM Historical	HSM Historical as presented
Balance Sheet as of December 31, 2015
Loans receivable from related parties	$77	$—
Receivables from related parties	22	99
Materials and supplies inventories	$3	$—
Inventories	—	3
Accrued liabilities	$3	$1
Accrued property, plant and equipment	—	2
Long-term deferred income taxes	$1	$—
Deferred income taxes	—	1